Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 24, 2023, relating to the consolidated financial statements and financial statement schedule of Interstate Power and Light Company and subsidiaries (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” such Registration Statement.

/s/ Deloitte & Touche LLP
Milwaukee, Wisconsin
December 15, 2023